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EXHIBIT 4.10

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                     WARRANT

                         TANGIBLE ASSET GALLERIES, INC.

THIS IS TO CERTIFY that for value received, Silvano DiGenova, (the "HOLDER") is entitled, subject to the terms and conditions set forth herein, to purchase up to 1,500,000 shares of $.001 common stock of Tangible Asset Galleries, Inc. (the shares referred TO as "COMMON SHARES" and the shares so purchased referred to as the "WARRANT SECURITIES") from Tangible Asset Galleries, Inc. (the "COMPANY"), at a purchase price of thirty nine cents ($0.39) per share, ("SHARE PRICE").

1. EXERCISABILITY. This warrant may be exercised in whole or in part at any time, or from time to time, up to June 15, 2006, (the "EXPIRATION DATE") by presentation and surrender hereof to the Company of an "election to purchase" duly executed and accompanied by payment by cashier's check or wire transfer in the total amount for the exercise equal to the product of (a) the number of Warrant Securities to be purchased as specified in such election; and (b) the share price (which amount in the aggregate is the "EXERCISE PRICE"); provided, however, that such number of Warrant Securities to be purchased is in the minimum amount of five thousand (5,000) common shares in any one exercise ("MINIMUM AMOUNT"), or in the event that the Warrant Securities to be issued under this warrant is less than the minimum amount, then the amount of such warrant securities to be purchased shall be the total amount of such Warrant Securities to be issued under this Warrant.

2. MANNER OF EXERCISE. In case of the purchase of less than all the Warrant Securities, the company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of the Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect to the issuance thereof, and such certificates shall be issued in such names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder or any tax which may be payable in respect if any transfer involved in the issuance and delivery of any such certificates in a name other than the holder (a "transfer tax"), and the company shall not be required to issue or deliver such



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certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such transfer tax or shall have established to the satisfaction of the Company that any such Transfer Tax has been paid.

         If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant securities so purchased, upon presentation and surrender to the Company of this Warrant, with the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

3. PIGGYBACK REGISTRATION RIGHTS. The Company warrants that if the Company, at any time, proposes to register any of its securities under the Act, pursuant to and applicable registration statement, it will each such time give written notice to Holder, or its permitted assigns, of its intention so to do. Upon the written request of Holder, or permitted assigns, given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all shares underlying the exercise of such warrants to be registered under the act (with the securities which the Company at the time propose to register); provided, however, that the Company may, as a condition precedent to its effecting such registration, require each Holder to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such Holder will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective (not exceeding 180 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely effected in the absence of such an agreement. All expenses incurred by the Company in complying by this section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

4. NO REQUIREMENT TO EXERCISE. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

5. NO STOCKHOLDER RIGHTS. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

6. EXCHANGE. This warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

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7. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue any scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

8. RESERVATION OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of common stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of common stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all shares of common stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

9. NOTICE. Notices to be given to the Company or to the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by registered or certified mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The address of the Company and the Holder shall be set forth below.

10. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and permitted assigns. The rights of the Holder in this Warrant may only be assigned with the written consent of the Company, which consent will not be unreasonably be withheld.

11. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

        [The remaining portion of this page is intentionally left blank.
                          The signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its Chief Executive Officer and its seal affixed and attested by its Secretary and to be delivered in Newport Beach, California.

Dated: 6-15-01                               TANGIBLE ASSET GALLERIES, INC.

                                             By: /S/ MICHAEL R. HAYNES
                                                 -----------------------------
                                                 Michael R. Haynes
                                                 President

                                                 Tangible Asset Galleries, Inc.
                                                 3444 Via Lido
                                                 Newport Beach, California 92663
                                                 Fax: 949-566-9143

ATTEST:

/S/ RICHARD VIOLA
---------------------------------
Rich Viola
Secretary

[CORPORATE SEAL]

HOLDER:

Signature:  ___________________________________
Name:       ___________________________________
Address:    ___________________________________
            ___________________________________
            ___________________________________
Fax:        ___________________________________

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                         [FORM OF ELECTION TO PURCHASE]

         The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant for, and to purchase securities of Tangible Asset Galleries, Inc. and herewith makes payment of $___________ per share therefore, pursuant to the terms of the Warrant, and requests that the certificates for such securities be issued in the name of _______________________ and be delivered to ___________________________ whose address is _________________________________________________________________.

Dated: _______________________

Print Name of Holder: _____________________________________
Signature:            _____________________________________

(Signature must conform in all respects to name if Holder as specified on the Warrant)

                      _____________________________________
(Insert SOCIAL Security or other identifying Number of Holder)

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